Exhibit 99.1

Greenpro Obtains Shariah-Compliant ESG Digital Assets Exchange License from Financial Services Authority of Labuan, Malaysia

KUALA LUMPUR, MALAYSIA / ACCESSWIRE / May 4, 2022 / Greenpro Capital Corp. (NASDAQ:GRNQ) announced that Malaysia’s Labuan Financial Services Authority has granted a license to Greenpro Capital Corp. to establish and operate the world’s first Shariah Compliant ESG Digital Assets Exchange.

In 2021, the crypto market’s value skyrocketed from $965 billion to as much as $2.6 trillion, according to a Morningstar analysis of data from CoinGecko. The market capitalization now sits around $2.1 trillion.

Meanwhile, developments within the cryptocurrency market, like Digital Assets, non-fungible tokens (NFTs) and decentralized finance (DeFi), which offers financial instruments like cyrpto lending via blockchain technology instead of traditional intermediaries like banks, have captured people’s interest and attention.

https://www.nasdaq.com/articles/the-total-value-of-the-crypto-market-more-than-doubled-in-one-year.-what-happens-next

Malaysia’s Labuan was first declared as an International Offshore Financial Centre and Free Trade Zone back in 1990. The set-up Labuan FSA in 1996 by the Government as a single regulator has seen the number of active companies reaching 5,200 from over 125 countries, including well-known banks such as HSBC, DBS, Sumitomo, BNP Paribas, Goldman Sachs etc.

https://www.labuanfsa.gov.my/default.aspx

Greenpro Capital Corp.’s CEO, Dr. Lee Chong Kuang said, “Parallel to the rapid growth of the cryptocurrency industry is the rapid growth of cryptocurrency regulation, STO is considered to be a very efficient method of alternative financing. Due to the world’s trend moving towards ESG and decarbonization, and the successful track record in our CryptoSX Digital Exchange, we are expecting a large number of international issuers to list on our Shariah Compliant ESG Digital Asset Exchange.”

About Labuan FSA

Labuan Financial Services Authority (“Labuan FSA”) was established on 15 February 1996 under the Labuan Financial Services Authority Act 1996. Labuan FSA is the statutory body responsible for the development and administration of the Labuan International Business and Financial Centre (“Labuan IBFC”).

The key objectives of Labuan FSA are to:

1.	Promote and develop Labuan as an international centre for business and financial services;

2.	Develop national objectives, policies and priorities for the orderly development and administration of international business and financial services in Labuan; and

3.	Act as the central regulatory, supervisory and enforcement authority of the international business and financial services industry in Labuan.

Labuan FSA licenses and regulates licensed entities operating within Labuan IBFC and to ensure all such entities remain in compliance with the Labuan laws and regulations and adhere to the international standards, which are adopted by the jurisdiction. Labuan FSA develops regulatory policies to ensure orderly conduct of business and financial services in Labuan IBFC.

For further information regarding the body, please visit https://www.labuanfsa.gov.my/default.aspx

About Cryptosx

CryptoSX is one of the fastest growing digital assets exchanges in the world. An innovative, end-to-end exchange that redefines the perception of STOs while pushing boundaries in a fully regulated ecosystem. With a wide spectrum of industries and a community of passionate investors, CryptoSX allows users to be a part of a new age movement, through easy and secure investments, anytime and anywhere. CryptoSX is compliant with all applicable financial and virtual exchange policies and regulations of the Philippine Government under CEZA (Cagayan Economic Zone Authority) and holds a Principal Full License since 2018. To learn more about the company, please visit http://www.cryptosx.io.

About Greenpro Capital Corp.

Headquartered in Kuala Lumpur and a Nevada corporation, Greenpro Capital Corp. (Nasdaq: GRNQ), is a business incubator with strategic offices across Asia. With a diversified business portfolio comprising of finance, technology, banking, CryptoSX for STOs, health, wellness and fine art as well as 30 years of experience in various industries, Greenpro has been assisting and supporting businesses and High-Net-Worth-Individuals to capitalize and securitize their value on a global scale. This is done through the provision of cross-border business solutions, spinoffs on major stock exchanges and accounting outsourcing services to small and medium-size businesses located in Asia. The comprehensive range of cross-border business services include, but are not limited to, trust and wealth management, listing advisory services, transaction services, cross-border business solutions, record management services, accounting outsourcing services and tax advisory services. Greenpro also operates venture capital businesses, including business development for start-ups and high growth companies.

For further information regarding the company, please visit http://www.greenprocapital.com.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and business strategy. The words or phrases “plans,” “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think,” “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Gilbert Loke, CFO, Director

Greenpro Capital Corp.

Email: ir.hk@greenprocapital.com

Phone: +852-3111 7718

Contact Dennis Burns. Investor Relations.

Tel (567) 237-4132

dburns@nvestrain.com